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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated March 28, 2002, included in this Form 10-KSB and into the Company's previously filed Registration Statement File No. 333-13983 on Form S-8, Registration Statement File No. 333-83103 on Form S-8, Registration Statement on Form S-3, Registration Statement File No. 333-82316, Registration Statement File No. 333-57442, Registration Statement File No. 333-03282-D on Form S-3, Registration Statement File No. 333-58653 on Form S-3, Registration Statement File No. 333-69477 on Form S-3, Registration Statement File No. 333-71503 on Form S-3, Registration Statement File No. 333-86465 on Form S-3, Registration Statement File No. 333-87887 on Form S-3, Registration Statement File No. 333-67509, Registration Statement File No. 333-33352 on Form S-3, Registration Statement File No. 333-46848 on Form S-3, Registration Statement File No. 333-63632 on Form S-8, Registration Statement File No. 333-57442 on Form S-3, Registration Statement File No. 333-82316 on Form S-3.

                                                             ARTHUR ANDERSEN LLP

Denver, Colorado
April 1, 2002